Exhibit 10.2

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of March 2, 2026, is made by and among, Pulmonx Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower from time to time party hereto (together with certain other Subsidiaries of the Borrower that may be required to become acceded hereto pursuant to Section 22, collectively, the “Subsidiary Guarantors”, and each, a “Subsidiary Guarantor”; the Subsidiary Guarantors together with the Borrower, collectively, the “Grantors” and each, a “Grantor”), and Perceptive Credit Holdings V, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guaranties from time to time thereunder, the Lenders from time to time party thereto and the Administrative Agent are parties to the Credit Agreement and Guaranty, dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”), whereby, among other things, the Borrower will incur the Secured Obligations (as defined below) and the certain Subsidiaries of the Borrower that may be required to become Subsidiary Guarantors from time to time thereunder will guarantee such Secured Obligations (the “Guaranty”); and

WHEREAS, it is a condition precedent to the Borrowings under the Credit Agreement that the Grantors enter into this Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the other Secured Parties, the security interests hereinafter provided to secure the Secured Obligations described below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement or NY UCC. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement and, if not defined therein, shall have the meanings assigned to them in the NY UCC; provided, that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in Article 9 of the NY UCC shall govern.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference, mutatis mutandis.

(c) Schedules. The Schedules to this Agreement may be updated by written delivery to the Administrative Agent or if required in connection with an amendment or modification of any Loan Document to the extent such update, amendment or modification has been mutually agreed upon by the Borrower and the Administrative Agent.

(d) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceding Grantor” has the meaning set forth in Section 22.

“Accession Agreement” has the meaning set forth in Section 22.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Collateral” has the meaning provided in Section 2(a) hereof.

“Credit Agreement” has the meaning assigned to such term in the first recital hereto.

“Excluded Property” has the meaning assigned to such term in the Credit Agreement; provided, that (i) “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property unless such Proceeds, products, substitutions or replacements themselves constitute “Excluded Property” under the definition thereof in the Credit Agreement, and (ii) to the extent any asset or item of property of any Grantor that, but for this defined term and its use herein, would otherwise constitute Collateral ceases to qualify as an Excluded Property, it shall automatically cease to be “Excluded Property” for purposes hereof and shall be included as Collateral, unless otherwise provided hereof.

“Foreign Governmental Authority” means any Governmental Authority similar or equivalent to the U.S. Copyright Office or the U.S. Patent and Trademark Office in such other jurisdictions as the Administrative Agent, in consultation with the Borrower, shall reasonably require.

“Grantors” has the meaning set forth in the preamble hereto.

“Guaranty” has the meaning assigned to such term in the first recital hereto.

“Intellectual Property Collateral” means all Intellectual Property owned or held by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising, other than Excluded Property.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit B, each Patent Security Agreement in substantially the form of Exhibit C, each Trademark Security Agreement in substantially the form of Exhibit D or any amendment thereto, in form and substance reasonably satisfactory to the Administrative Agent, supplementary to this Agreement and prepared for purposes of recordation with the U.S. Copyright Office, the U.S. Patent and Trademark Office and/or any other similar or equivalent Foreign Governmental Authority, as applicable.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3. The “Partnership and LLC Collateral” shall not include any Excluded Property.

“Pledge Supplement” has the meaning specified in Section 3(h).

“Pledged Collateral” means any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct or indirect Subsidiaries of the Borrower, whether certificated or uncertificated, owned by any Grantor; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments; (vii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor. The “Pledged Collateral” shall not include any Excluded Property.

“Pledged Collateral Agreements” has the meaning specified in Section 5(q)(i).

“Pledged Shares” means all of the issued and outstanding Equity Interests, whether certificated or uncertificated, of the Borrower’s direct or indirect Subsidiaries now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time). The “Pledged Shares” shall not include any Excluded Property.

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means the Obligations (as defined in the Credit Agreement), other than Warrant Obligations.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the UCC.

SECTION 2. Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under all of the following personal property and other assets, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(iii) all Commercial Tort Claims;

(iv) all Deposit Accounts;

(v) all Books and Documents;

(vi) all Equipment;

(vii) all Fixtures;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter-of-Credit Rights;

(xiii) all other Goods;

(xiv) all Intellectual Property Collateral;

(xv) all cash and cash equivalents;

(xvi) all Pledged Collateral;

(xvii) all products and Proceeds of any and all of the foregoing; and

(xviii) all Supporting Obligations of any and all of the foregoing;

provided that in no event shall the Collateral include any Excluded Property.

(b) Grantors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral, and (iii) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral hereunder.

(c) Continuing Security Interest. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 23.

SECTION 3. Perfection and Priority.

(a) Financing Statements, Etc. Each Grantor hereby authorizes the Administrative Agent (or its designee) to file at any time and from time to time any financing statements describing the Collateral, and each Grantor shall execute and deliver to the Administrative Agent, and each Grantor hereby authorizes the Administrative Agent (or its designee) to file (with or without such Grantor’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor shall from time to time take the actions specified in subsections (b) through (i) below.

(b) Delivery of Pledged Collateral. Each Grantor shall deliver, to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, in accordance with Section 8.20 of the Credit Agreement, the certificates, instruments and other writings representing any Pledged Collateral it owns as of the date hereof, which shall be in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably satisfactory to the Administrative Agent, to be held as Collateral. If any Grantor receives or obtains any rights to any Pledged Collateral after the date hereof, such Grantor shall hold it in trust for the Administrative Agent, segregate it from other property or funds of such Grantor and reasonably promptly deliver the same and all certificates, instruments and other writings representing such Pledged Collateral to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, within ten (10) days of receiving or obtaining rights to such Pledged Collateral, which shall be in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank, in form reasonably satisfactory to the Administrative Agent, to be held as Collateral.

(c) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 3(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority (subject to Permitted Priority Liens) security interest in and pledge of the Pledged Collateral to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the NY UCC. Each such Grantor shall deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 3(b) as soon as such Grantor becomes able to do so.

(d) Intellectual Property Collateral. (i) Each Grantor shall execute and deliver to the Administrative Agent, concurrently with the execution of this Agreement, Intellectual Property Security Agreements, and record or cause to be recorded (including by giving authorization to the Administrative Agent to so record) any Intellectual Property Security Agreements with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any Foreign Governmental Authority, as applicable, and take any such further or other action as may be necessary or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral that is the subject of a registration or application for registration owned by the Grantors as of the date hereof with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any Foreign Governmental Authority, as applicable, and/or pursuant to the NY UCC, and (ii) for any Intellectual Property Collateral created, developed, received or otherwise acquired by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office, the U.S. Patent and Trademark Office, or with any Foreign Governmental Authority, as applicable, the Borrower shall list all such Intellectual Property Collateral in an annex to the applicable Compliance Certificate delivered to the Administrative Agent, which annex shall supplement Schedule 2, and such Grantor shall promptly record an Intellectual Property Security Agreement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Foreign Governmental Authority, as applicable, and take (or cause to be taken) such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.

(e) Documents, Etc. Each Grantor shall deliver to the Administrative Agent, or an agent designated by the Administrative Agent, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, in each case with a face value in excess of $250,000 individually or $500,000 in the aggregate for all such Documents, Chattel Paper and other Rights to Payment, not already delivered hereunder pursuant to this Section 3. Upon the reasonable request of the Administrative Agent, the Grantors shall mark all Documents and Chattel Paper with such legends as the Administrative Agent shall reasonably specify.

(f) [Reserved].

(g) Control. Subject to Section 8.18 of the Credit Agreement, each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the NY UCC), including the delivery of Account Control Agreements or otherwise obtaining a perfected Lien in Collateral consisting of (i) any Deposit Accounts, Securities Accounts and Commodity Accounts, in each case, other than Excluded Accounts, and (ii) Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights with a fair market value in excess of $250,000 individually and $500,000 in the aggregate, in each case, other than Excluded Property, and each Grantor shall take all other steps as the Administrative Agent may reasonably request, to perfect, continue the perfection of, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(h) After-Acquired Equity Interests. In the event that any Grantor acquires any Pledged Collateral after the date hereof, such Grantor shall deliver to the Administrative Agent a pledge supplement, duly executed by such Grantor and substantially in the form of Exhibit G (the “Pledge Supplement”), together with all schedules thereto, reflecting such additional Pledged Collateral, and the certificates and other documents required to be delivered pursuant to Section 3(b) hereof in respect of such additional Pledged Collateral. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to such Pledged Collateral immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

(i) Further Assurances. Each Grantor agrees that, at its own expense, it will, promptly execute and deliver all further instruments and documents and take all other actions that the Administrative Agent may reasonably require in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or necessary to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4. Representations and Warranties. In addition to the representations and warranties of each Grantor set forth in the Credit Agreement, each Grantor represents and warrants to each Secured Party on the Closing Date and each Delayed Draw Date (and any other date on which the representations and warranties in this Section 4 are brought down) that (it being agreed and understood that any Schedule hereto shall be deemed updated by information disclosed in any Compliance Certificate delivered to the Administrative Agent pursuant to Section 8.01(d) of the Credit Agreement, any written notice required hereunder or any other notice under or provided in relation to the Credit Agreement, as applicable):

(a) Location of Chief Executive Office and Collateral. Such Grantor’s chief executive office and principal place of business is located at the address set forth in Schedule 1, and each other location where Collateral with a fair market value in excess of $250,000 in the aggregate is kept are set forth in Schedule 1.

(b) Locations of Books. All physical locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 1.

(c) Jurisdiction of Organization and Names. Such Grantor’s jurisdiction of organization or incorporation is set forth in Schedule 1; and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the five years prior to the date of this Agreement: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

(d) Collateral. Such Grantor has rights in or the power to transfer the Collateral, and such Grantor is the sole beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will be the sole beneficial owner thereof), free from any Lien other than Permitted Liens.

(e) Enforceability; Priority of Security Interest. This Agreement creates a legal, valid and enforceable security interest which is enforceable against the Collateral in which such Grantor now has rights and will create a security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights. The Administrative Agent will have a perfected and first priority security interest (subject to Permitted Liens) in the Collateral in which each Grantor now has rights and will have a perfected and first priority security in the Collateral each Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, for the Administrative Agent’s own benefit and for the ratable benefit of the other Secured Parties, in each case, securing the payment and performance of the Secured Obligations, and in each case, to the extent a security interest in such Collateral may be perfected by the actions described in clauses (i) through (iv) of the proviso at the end of this sentence; provided, that (i) with respect to the perfection of security interests in Collateral for which perfection may be obtained by filing a financing statement under the uniform commercial code that is in effect in the applicable jurisdiction, a financing statement has been filed and recorded in the appropriate recording office in such jurisdiction, (ii) with respect to the perfection of security interests in Intellectual Property Collateral, Intellectual Property Security Agreements have been filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, (iii) with respect to the perfection of security interests in Deposit Accounts, Securities Accounts, Commodity Accounts, and any other Collateral for which perfection may be obtained by obtaining “control” (as defined in the NY UCC), an Account Control Agreement has been entered into and delivered to Administrative Agent which establishes such control in favor of the Administrative Agent, and (iv) with respect to the perfection of security interests in Pledged Collateral, the certificates and instruments representing such Pledged Collateral has been delivered to Administrative Agent.

(f) Other Financing Statements. Other than (i) financing statements filed in connection with any Permitted Lien; (ii) financing statements in favor of the Administrative Agent for itself and on behalf of the other Secured Parties and (iii) precautionary financing statements filed in respect of leased, consigned or other third-party property, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

(g) Rights to Payment.

(i) To the Knowledge of each Grantor, all Rights to Payment of such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be, in each case, in all material respects;

(ii) such Grantor has not assigned any of its Rights to Payment with a fair market value in excess of $250,000 individually or $500,000 in the aggregate except as provided in this Agreement or as set forth in the other Loan Documents; and

(iii) all Rights to Payment of such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate comply in all material respects with all applicable Laws concerning form, content and manner of preparation and execution.

(h) Inventory. No Inventory of such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except as set forth in Schedule 1 or, after the date hereof, with any bailee at any other location that is duly disclosed to the Administrative Agent pursuant to Section 5(n).

(i) [Reserved].

(j) Equipment. None of the Equipment that constitutes Collateral with a fair market value in excess of $250,000 individually or $500,000 in the aggregate is leased from or to any Person, except (i) as of the Closing Date, as set forth in Schedule 1 or (ii) after the Closing Date, as otherwise permitted under the Credit Agreement.

(k) Deposit Accounts. The names and addresses of all financial institutions at which such Grantor maintains its Deposit Accounts, the name in which each such Deposit Account is held, the type of account and the last four digits of the account number therefor, are set forth in Schedule 1 (which schedule may omit Excluded Accounts and shall be deemed updated to include accounts disclosed in any Compliance Certificate delivered pursuant to the Credit Agreement).

(l) Instrument Collateral. (i) Such Grantor has not previously assigned any interest in any Instruments held by such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate (other than Permitted Liens or such interests as will be released on or before the Closing Date), (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise) other than Permitted Liens, and (iii) no default by such Grantor exists under or in respect of such Instruments.

(m) Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. (i) All of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and, upon issuance of any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) such Grantor is or, in the case of any such additional Pledged Collateral, will be the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (iv) the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute 100% of the issued and outstanding Equity Interests (other than Excluded Property) of all directly and indirectly owned Subsidiaries of such Grantor and no securities are convertible into or exchangeable for any Equity Interest of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any Equity Interest of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been disclosed in writing to the Administrative Agent, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) there exists no violation or default under such agreement by such Grantor or, to the Knowledge of such Grantor party thereto, by the other parties thereto, in each case, that could reasonably be expected to materially and adversely affect the Secured Parties’ interests thereunder or under any of the Loan Documents and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement, in each case, that could reasonably be expected to materially and adversely affect the Secured Parties’ interests thereunder or under any of the Loan Documents.

(n) Other Investment Property; Instruments; and Chattel Paper. All Securities Accounts of such Grantor and other Investment Property of such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate are set forth in Schedule 1, and all Instruments and Chattel Paper held by such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate are also set forth in Schedule 1.

(o) Account Control Agreements. No Account Control Agreement (or equivalent agreement for purposes of providing “control” within the meaning of the NY UCC or other applicable law) exists with respect to any Collateral held by such Grantor other than any Permitted Liens under Section 9.02(o) of the Credit Agreement or Account Control Agreements in favor of the Administrative Agent.

(p) Letter of Credit Rights. Such Grantor does not have any Letter-of-Credit Rights that are not Excluded Property, except as set forth in Schedule 1.

(q) Commercial Tort Claims. Such Grantor does not have any Commercial Tort Claims with a value in excess of $250,000 individually or $500,000 in the aggregate, except as set forth in Schedule 1.

(r) Leases. Such Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral (other than customary landlord liens arising by operation of law).

SECTION 5. Covenants. Until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document survive repayment of the Loans for which no claim has been made) have been indefeasibly paid in full in cash, each Grantor agrees that:

(a) [Reserved].

(b) [Reserved].

(c) [Reserved].

(d) Location of Books and Chief Executive Office. Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 1 (or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to the following clause (ii)); and (ii) give prior written notice to the Administrative Agent of (A) any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor or (B) any changes in the location of such Grantor’s chief executive office or principal place of business.

(e) Location of Collateral. Such Grantor will: (i) keep the Collateral held by such Grantor at the locations set forth in Schedule 1 (or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to the following clause (ii)) and will not remove any such Collateral from such locations (other than as is permitted hereunder or under the Credit Agreement), unless such Grantor has given Administrative Agent prior written notice in accordance with the following clause (ii); and (ii) give the Administrative Agent prior written notice of any change in the locations set forth in Schedule 1 in accordance with clause (j); provided that, following the occurrence and during the continuance of an Event of Default and upon written notice from the Administrative Agent, no Grantor shall remove any Collateral from the locations set forth in Schedule 1.

(f) Change in Name, Identity or Structure. Such Grantor will give prior written notice to the Administrative Agent of (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration) and (iv) any changes in its identity or structure in any manner that could reasonably be expected to make any financing statement filed hereunder incorrect or misleading; provided that such Grantor shall not change its jurisdiction of organization to a jurisdiction outside of the United States.

(g) [Reserved]

(h) [Reserved].

(i) [Reserved].

(j) Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. Any Person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Administrative Agent. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and obtain such Person’s written acknowledgment thereof, in form and substance reasonably satisfactory to the Administrative Agent. At the Administrative Agent’s request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises such Collateral is maintained with a fair market value in excess of $250,000 individually or $500,000 in the aggregate for all such premises (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may reasonably require, substantially in the form of Exhibit E or Exhibit F, as applicable (or another form reasonably satisfactory to the Administrative Agent).

(k) Rights to Payment. Such Grantor will:

(i) if any Accounts of such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate arise from Contracts with the United States or any department, agency or instrumentality thereof (other than any Excluded Property), promptly notify the Administrative Agent thereof and execute and deliver to the Administrative Agent any documents and instruments and take any other steps reasonably requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

(ii) upon the request of the Administrative Agent (A) at any time following the occurrence and during the continuance of an Event of Default, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of such Grantor of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the Rights to Payments or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent may specify; and

(iii) upon the occurrence and during the continuance of any Event of Default and following a request by the Administrative Agent, establish such lockbox or similar arrangements for the payment of such Grantor’s Accounts and other Rights to Payment as the Administrative Agent shall require.

(l) Instruments, Investment Property, Etc. Upon the request of the Administrative Agent, such Grantor will:

(i) promptly deliver to the Administrative Agent, or an agent designated by the Administrative Agent, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment executed in blank, all Instruments, Documents and Chattel Paper held by such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate, all Letters of Credit of such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate, and all other Rights to Payment held by such Grantor with a fair market value in excess of $250,000 individually or $500,000 in the aggregate at any time evidenced by promissory notes, trade acceptances or other instruments and (ii) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property held by such securities intermediary on behalf of such Grantor, or obtain Account Control Agreements (other than with respect to Excluded Accounts) in favor of the Administrative Agent from such securities intermediaries, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any such Investment Property, as reasonably requested by the Administrative Agent, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any such Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, in each case, that do not constitute Excluded Property as the Administrative Agent shall reasonably request to perfect or maintain the perfection of the Administrative Agent’s Lien.

(m) [Reserved].

(n) Inventory. Except as provided for herein, such Grantor will not store any Inventory with a fair market value in excess of $250,000 individually or $500,000 in the aggregate with a bailee, warehouseman or similar Person or on premises leased to such Grantor other than those locations identified in Schedule 1, and will not consign any Inventory with a fair market value in excess of $250,000 individually or $500,000 in the aggregate of any date of determination, or dispose of such Inventory on a bill and hold, guaranteed sale, sale and return, sale on approval or similar basis.

(o) Intellectual Property Collateral. Such Grantor, in respect of any Material Intellectual Property held by such Grantor:

(i) except as permitted under the Credit Agreement, will not allow or suffer any Material Intellectual Property held by such Grantor to lapse or become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with such Grantor’s ordinary course of business and as shall not materially adversely affect the value of the Collateral; and

(ii) will diligently prosecute all applications for Material Intellectual Property and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters in respect of all Material Intellectual Property as shall be reasonable and appropriate in accordance with such Grantor’s ordinary course of business, promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Material Intellectual Property, and otherwise maintain the validity and enforceability of all Material Intellectual Property held by such Grantor and not perform or permit any act or omission which would materially impair the value, validity, enforceability, scope or ownership of the Material Intellectual Property (other than to the extent that the Credit Agreement permits any such Material Intellectual Property or registration thereof to be reasonably and appropriately abandoned, terminated, forfeited, expired or dedicated to the public (as applicable), in accordance with such Grantor’s ordinary course of business).

(p) Notices, Reports and Information. Such Grantor will (i) include in an annex to the applicable Compliance Certificate delivered to the Administrative Agent pursuant to and in accordance with Section 8.01(d) of the Credit Agreement of any other modifications of or additions to the information contained in Schedule 1; (ii) promptly notify the Administrative Agent of any material Claim made or asserted against the Collateral by any Person or other event which would reasonably be expected to materially and adversely affect the value of the Collateral or the Administrative Agent’s Lien thereon; (iii) promptly furnish to the Administrative Agent such listings, descriptions and schedules with respect to such Grantor’s Equipment and Inventory, and such other reports and other information in connection with the Collateral, as the Administrative Agent may reasonably request, all in reasonable detail (provided that so long as no Event of Default has occurred and is continuing, such requests shall occur no more than once per fiscal year); and (iv) upon the reasonable request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.

(q) Shareholder Agreements and Other Agreements. Such Grantor will:

(i) comply in all respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder in each case if the failure to so comply or enforce would reasonably be expected to materially and adversely affect the Secured Parties’ interests thereunder or under the Loan Documents;

(ii) take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that: (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the applicable UCC; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Administrative Agent) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable Law;

(iii) not take vote or enable to take any other action to certificate any Pledged Shares or Partnership and LLC Collateral of any Grantor to the extent such Pledged Shares or Partnership and LLC Collateral is not certificated as of the Closing Date, unless such Grantor delivers a certificate evidencing such Equity Interest to the Administrative Agent in accordance with this Agreement;

(iv) not vote to enable or take any other action to: amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that would reasonably be expected to materially and adversely affect the Secured Parties’ interests and rights under this Agreement; and

(v) additionally, such Grantor agrees that no such Partnership and LLC Collateral (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account, except, in each case, as otherwise permitted by the Loan Documents.

(r) Insurance.

(i) Such Grantor shall carry and maintain in full force and effect, at the expense of such Grantor and with financially sound and reputable insurance companies, insurance with respect to the Collateral held by such Grantor in such amounts, with such deductibles and covering such risks in accordance with Section 8.05 of the Credit Agreement.

(ii) If any Grantor receives any Net Cash Proceeds from the occurrence of any Casualty Event which are to be paid to the Administrative Agent pursuant to and in accordance with the Credit Agreement, such Grantor shall hold such Net Cash Proceeds in trust for the Administrative Agent, segregate such Net Cash Proceeds from other funds of such Grantor, and promptly forward such Net Cash Proceeds in the form received to the Administrative Agent (appropriately endorsed by such Grantor to the order of the Administrative Agent or in such other manner as reasonably satisfactory to the Administrative Agent). All such Net Cash Proceeds may be retained by the Administrative Agent as part of Collateral hereunder and held in a deposit account, applied by the Administrative Agent toward payment of all or part of the Secured Obligations in such order as is provided herein, or released to such Grantor upon its request with the consent of the Administrative Agent.

SECTION 6. Rights to Payment and Pledged Collateral.

(a) Collection of Rights to Payment. Until the Administrative Agent has given prior or concurrent written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights under this Section 6 (provided that, for the avoidance of doubt, no such notice may be given except after the occurrence and during the continuance of an Event of Default) to collect any Rights to Payment of any Grantor, each such Grantor shall endeavor in the first instance to diligently collect all amounts due or to become due on or with respect to the Rights to Payment held by such Grantor. At the request of the Administrative Agent, upon the occurrence and during the continuance of any Event of Default, all remittances received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b) Pledged Collateral. Unless and until an Event of Default shall have occurred and be continuing and Administrative Agent shall have given prior or concurrent written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights under this Section 6, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent not prohibited by the Credit Agreement or the other Loan Documents, as applicable. At the request of the Administrative Agent, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (with any necessary endorsements or instruments of assignment or transfer). All cash, dividends, distributions or other payments received by any Grantor contrary to the provisions of this Section 6(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Following the occurrence and during the continuance of an Event of Default any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, following concurrent written notice to any applicable Grantor of the Administrative Agent’s intent to exercise its rights under this Section 6, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Administrative Agent were the absolute owner thereof; provided that the Administrative Agent shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.

(c) Voting Prior to and Upon an Event of Default.

(i) Unless and until an Event of Default shall have occurred and is continuing and Administrative Agent shall have given prior or concurrent written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights under this Section 6, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially and adversely affect the Secured Parties’ interests under the Loan Documents or be inconsistent with or violate any provision of this Agreement, the Credit Agreement, or any other Loan Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).

(ii) In addition to each of the foregoing and any other rights of Administrative Agent as set forth herein or in any other Loan Documents, each Grantor grants to Administrative Agent (through itself, its representatives, designees or agents), an IRREVOCABLE PROXY, to vote all or any part of such Grantor’s Pledged Collateral from time to time, in each case in any manner Administrative Agent deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, managers or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, managers or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the Pledged Collateral, calling special meetings of the holders of the Pledged Collateral of any issuer and voting at such meetings). The IRREVOCABLE PROXY granted hereby is effective automatically, without the necessity that any other action (including, without limitation, that any transfer of any of the Pledged Collateral be recorded on the Books of the relevant Grantor or issuer) be taken by any Person (including the relevant Grantor or issuer of any Pledged Collateral or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Grantor, and shall terminate only on the Maturity Date. Each Grantor covenants and agrees that prior to the expiration of such IRREVOCABLE PROXY pursuant to applicable Law, if applicable, such Grantor will reaffirm such irrevocable proxy in a manner reasonably satisfactory to the Administrative Agent. Anything herein to the contrary notwithstanding, Administrative Agent shall only exercise the irrevocable proxy set forth in this Section 6(c)(ii) upon providing prior or concurrent written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights under this Section 6 and solely while any Event of Default has occurred and is continuing, and immediately upon waiver of such Event of Default (and so long as no separate or future Event of Default has occurred and/or is continuing), shall immediately cease (or take all reasonably necessary actions available) to exercise such irrevocable proxy.

(iii) Each Grantor covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) of the irrevocable proxy granted pursuant to this subsection (c) hereto, such Grantor shall automatically be deemed to grant the Administrative Agent a new irrevocable proxy, on the same terms as those previously granted pursuant to this subsection (c). Upon the reasonable written request of the Administrative Agent, such Grantor agrees to deliver to the Administrative Agent, on behalf of the Administrative Agent and the other Secured Parties, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Secured Party to vote the Pledged Collateral after the occurrence and during the continuance of an Event of Default.

(d) Certain Other Administrative Matters. Upon the occurrence and during the continuation of an Event of Default and upon prior or concurrent written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights under Section 10, the Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6). Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

SECTION 7. Authorization; Agent Appointed Attorney-in-Fact. Subject to any prior notice requirements expressly set forth herein, in addition to (and not in limitation of) any other right or remedy provided to the Administrative Agent hereunder, the Administrative Agent shall have the right to, in the name of any Grantor, or in the name of the Administrative Agent or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers or employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:

(a) file any of the financing statements which must be filed to perfect or continue to perfect, maintain the priority of or provide notice of the Administrative Agent’s Lien in the Collateral;

(b) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

(c) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

(d) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;

(e) receive, open and dispose of all mail addressed to such Grantor;

(f) send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;

(g) contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Administrative Agent;

(h) assert, adjust, sue for, compromise or release any Claims under any policies of insurance;

(i) exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts, Securities Accounts, Commodity Accounts or any other account, in each case, other than Excluded Accounts, of such Grantor maintained with the Administrative Agent, any Lender or any other bank, financial institution or other Person;

(j) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Administrative Agent;

(k) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;

(l) execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use, prosecute, maintain, enforce, sell, transfer, assign or otherwise dispose of the Intellectual Property Collateral and grant or issue any license or sublicense, or any other right with respect to, any Intellectual Property Collateral, in each case only to the extent of such Grantor’s right, title and interest therein;

(m) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral, in each case only to the extent of such Grantor’s right, title and interest therein;

(n) execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor and the Administrative Agent’s security interest therein; and

(o) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.

The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Administrative Agent, pursuant to clauses (b) through (o). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations and any other obligations which pursuant to the terms of any Loan Document survive repayment of the Loans for which no claim has been made) have not been indefeasibly paid in full in cash.

SECTION 8. Agent Performance of Grantor Obligations. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Administrative Agent on demand for any reasonable and documented out-of-pocket amounts paid, or reasonable and documented out-of-pocket costs incurred, by the Administrative Agent pursuant to this Section 8.

SECTION 9. Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Administrative Agent’s possession and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 10. Remedies.

(a) Remedies. Subject to any notice requirements expressly set forth herein, upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, the Guaranty or any other Loan Document, all rights and remedies of a secured party under the NY UCC and other applicable Laws. Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of any Event of Default:

(i) The Administrative Agent may peaceably enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine.

(ii) The Administrative Agent may require such Grantor to assemble all or any part of the Collateral and make it available to the Administrative Agent, at any place and time designated by the Administrative Agent.

(iii) The Administrative Agent may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, including by license, by sublicense (to the extent permitted by an applicable license and to the extent of such Grantor’s rights, title and interests therein) or otherwise, on such conditions and in such manner as the Administrative Agent may determine.

(iv) The Administrative Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).

(v) The Administrative Agent may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case, other than Excluded Accounts.

(vi) The Administrative Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that such Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent and each of the other Secured Parties shall have the right upon any such public sale, and, to the extent permitted by applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by applicable Law. The Administrative Agent shall give such Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable Law. Such Grantor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

(vii) Neither the Administrative Agent nor any other Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. The Administrative Agent has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and the Administrative Agent and the other Secured Parties may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Administrative Agent’s or any other Secured Party’s rights against such Grantor. Such Grantor waives any right it may have to require the Administrative Agent or any other Secured Party to pursue any third Person for any of the Obligations. The Administrative Agent and the other Secured Parties may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Administrative Agent sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.

(b) License. In addition to, and not in limitation of, any other rights or remedies provided herein or by applicable Law, for the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive, worldwide and assignable right and license (exercisable without payment or royalty or other compensation to such Grantor, but exercisable only upon the occurrence of and only during the continuance of an Event of Default; provided that any license, transfer or other right granted or made during the continuance of an Event of Default shall persist thereafter) to use, exploit, reproduce, display, perform, modify, sell, transfer, assign, otherwise dispose of, license, sublicense, prosecute, maintain and enforce any Intellectual Property Collateral, in any form or medium, in the reasonable determination of the Administrative Agent.

(c) Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied in accordance with the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or otherwise disposed of in accordance with the NY UCC or other applicable Law. Each Grantor shall remain liable to the Administrative Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 11. Certain Waivers. Each Grantor waives, to the fullest extent permitted by applicable Law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Administrative Agent or the other Secured Parties (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s or any of the other Secured Parties’ power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all Claims, damages, and demands against the Administrative Agent or the other Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 12. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in Section 14.02 of the Credit Agreement.

SECTION 13. No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent or any other Secured Party.

SECTION 14. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Administrative Agent, each Secured Party and their respective successors and permitted assigns and shall bind any Person who becomes bound as a debtor, agent or secured party to this Agreement.

SECTION 15. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

SECTION 16. Submission to Jurisdiction. (a) Each Grantor agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 16 is for the benefit of the Secured Parties only and, as a result, no Secured Party shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by any Law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

(b) Waiver of Venue. Each Grantor irrevocably waives to the fullest extent permitted by applicable Law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by applicable Law any Claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Grantor is or may be subject, by suit upon judgment.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

SECTION 17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 18. Entire Agreement; Amendment. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. Each Grantor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other Loan Documents and in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, agreement or understanding, whether written or oral, of or with the Lenders other than those expressly set forth in this Agreement and the other Loan Documents. This Agreement shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 19. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 20. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a Contract or other record and adopted by a Person with the intent to sign, authenticate or accept such Contract or record and (y) any facsimile or .pdf signature) hereto or the other Loan Documents or to any other certificate, agreement or document related to any Loan Document or the Transactions, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state Law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

SECTION 21. No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms. In the event that any provision of this Agreement is deemed to conflict with the Credit Agreement, the provisions of the Credit Agreement shall govern.

SECTION 22. Accession. At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 8.11 of the Credit Agreement, such Acceding Grantor shall execute and deliver to the Administrative Agent an accession agreement substantially in the form of Exhibit A (an “Accession Agreement”), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.

SECTION 23. Termination.

(a) Upon the termination of the Commitments of the Lenders and payment and performance in full in cash of all Obligations (other than Warrant Obligations and inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document survive repayment of the Loans for which no claim has been made), the security interests created by this Agreement shall immediately and automatically terminate and the Administrative Agent shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination or release of all security interests given by such Grantor to the Administrative Agent hereunder and deliver to such Grantor, at the expense of the Borrower, any portion of the released Collateral that is in the possession of the Administrative Agent.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

PULMONX CORPORATION

By:	/s/ Derrick Sung
Name: Derrick Sung, Ph.D.
Title: Chief Financial Officer

[Signature Page to Security Agreement]

AGENT:

PERCEPTIVE CREDIT HOLDINGS V, LP, as the Administrative Agent

By Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

[Signature Page to Security Agreement]

SCHEDULE 1

TO THE SECURITY AGREEMENT

Schedule 1-1.

SCHEDULE 2

TO THE SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Schedule 2-1.

SCHEDULE 3

TO THE SECURITY AGREEMENT

PARTNERSHIP AND LLC COLLATERAL

Schedule 3-1

EXHIBIT A

TO THE SECURITY AGREEMENT

FORM OF ACCESSION AGREEMENT

A-1

EXHIBIT B

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

B-1

EXHIBIT C

TO THE SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

C-1

EXHIBIT D

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

D-1

EXHIBIT E

TO THE SECURITY AGREEMENT

FORM OF LANDLORD CONSENT

E-1

EXHIBIT F

TO THE SECURITY AGREEMENT

FORM OF BAILEE LETTER

F-1

EXHIBIT G

TO THE SECURITY AGREEMENT

FORM OF PLEDGE SUPPLEMENT

G-1